UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2018

Finisar Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27999	94-3038428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Merger Agreement

On November 8, 2018, Finisar Corporation, a Delaware corporation (the “Company”), II-VI Incorporated, a Pennsylvania corporation (“Parent”) and Mutation Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the time the Merger becomes effective (the “Effective Time”), each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Stock”) (other than shares of Company Stock owned by Parent or Merger Subsidiary or any direct or indirect wholly owned subsidiary of Parent, which will be cancelled without consideration, and holders of Company Stock, if any, who properly exercise their appraisal rights under the General Corporation Law of the State of Delaware) outstanding immediately prior to the Merger will be automatically cancelled and converted into the right to receive, for each share of Company Stock, at the stockholder’s election and subject to proration in the event the cash consideration or Parent Common Stock (as defined below) consideration is oversubscribed, either (i) $26.00 in cash (the “Cash Election Consideration”), (ii)  0.5546 of a share of common stock, no par value, of Parent (“Parent Common Stock”) (the “Stock Election Consideration”), or (iii) a combination of (A) 0.2218 of a share of Parent Common Stock (the “Exchange Ratio”) and (B) $15.60 in cash, without interest (the “Mixed Election Consideration”). On an average basis across all shares of Company Stock (including the Options (as defined below) and Performance RSUs (as defined below)), at the closing of the Merger, 60% of the aggregate amount of the outstanding shares of Company Stock (including the Options and Performance RSUs) will be converted into the right to receive the Cash Election Consideration, with the remaining 40% converted into the right to receive the Stock Election Consideration.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding and unexercised option to purchase Company Stock (whether vested or unvested) (an “Option”) shall automatically be cancelled and terminated and converted into the right to receive an amount of Mixed Election Consideration equal to the product of (i) the excess, if any, of the Cash Election Consideration over the exercise price per share of such Option multiplied by (ii) the number of shares of Company Stock subject to such Option, payable no later than the Company’s next payroll date after the closing of the Merger.  Further, as of the Effective Time, each award of restricted stock units of the Company that is outstanding immediately prior to the Effective Time and is subject to a performance-based vesting condition (a “Performance RSU”) that relates solely to the value of Company Stock will vest as to a number of shares determined under the terms of the award and will be cancelled and extinguished and converted into the right to receive the Cash Election Consideration, the Stock Election Consideration or the Mixed Election Consideration in accordance with the election made by the holder of such Performance RSU.  At the Effective Time, each other award of restricted stock units of the Company that is outstanding and unvested will be assumed by Parent and continue to be subject to substantially the same terms and conditions (including vesting requirements) as in effect immediately prior to the Effective Time, except that the number of shares of Parent Common Stock subject to such assumed restricted stock unit awards will be equal to the product of (i) the number of shares of Company Stock underlying such unvested restricted stock unit award as of immediately prior to the Effective Time multiplied by (ii) the sum of the (A) Exchange Ratio plus (B) the quotient obtained by dividing $15.60 by the Equity Award Measurement Price.  The “Equity Award Measurement Price” means the volume weighted average price per share of Parent Common Stock on NASDAQ for the ten (10) consecutive trading days ending on (and including) the third trading day immediately prior to the Effective Time.

The Merger Agreement also provides, among other things, that the board of directors of Parent (the “Parent Board”) will appoint, at the Effective Time, three members, each of whom are (i) members of the board of directors of the Company (the “Board”) as of the date of the Merger Agreement, (ii) mutually agreed to by the Company and Parent, acting in good faith, and (iii) reasonably approved by the Corporate Governance and Nominating Committee of the Parent Board.

The closing of the Merger is subject to, among other things, the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Stock (the “Company Stockholder Approval”) and the affirmative vote of at least a majority of the votes cast for the proposal on the issuance of the Parent Common Stock and any restricted units of Parent issuable in connection with the Merger (the “Parent Stockholder Approval”). The closing of the Merger is also subject to various customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; receipt of other specified regulatory approvals; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction enjoining or otherwise prohibiting the consummation of the Merger; the Securities and Exchange Commission (the “SEC”) having declared effective a Form S-4 with respect to, and the approval of the listing on NASDAQ of, the shares of Parent Common Stock issuable in connection with the Merger; the accuracy of the representations and warranties contained in the Merger Agreement (generally subject to a material adverse effect qualification); compliance with the covenants and agreements in the Merger Agreement in all material respects; and no material adverse effect on either the Company or Parent. The closing of the Merger is also subject to Parent, the Company and Wells Fargo Bank, National Association (the “Trustee”), entering into a supplemental indenture in connection with that certain (i) indenture, dated as of December 16, 2013 (the “2033 Notes Indenture”), by and among the Company and the Trustee governing the Company’s 0.50% Convertible Senior Notes due 2033 (the “2033 Notes”) and (ii) indenture, dated as of December 21, 2016 (the “2036 Notes Indenture” and, together with the 2033 Notes Indentures, the “Indentures”), by and among the Company and the Trustee governing the Company’s 0.50% Convertible Senior Notes due 2036  (the “2036 Notes” and, together with the 2033 Notes, the “Notes”) providing, among other items, (a) at and after the Effective Time, pursuant, and subject to, the terms and conditions of the applicable Indenture, for the change in right to convert each $1,000 principal amount of the 2033 Notes and the 2036 Notes, as applicable, into the amount of shares of Parent Common Stock and cash, or the combination thereof, that a holder of a number of shares of Company Stock equal to the conversion rate of the 2033 Notes and the 2036 Notes immediately prior to the Effective Time would have owned or been entitled to receive upon the Effective Time, and (b) Parent’s full and unconditional guarantee, on a senior unsecured basis, of the 2033 Notes and the 2036 Notes. Though not a condition to Closing, Parent and Merger Subsidiary are also obligated to use its reasonable best efforts to obtain debt financing that, together with the other financial resources of Parent, will be sufficient to satisfy all of Parent’s and Merger Subsidiary’s payment obligations under the Merger Agreement.

Pursuant, and subject, to the terms and conditions of the Indentures, each holder of Notes will have the right, at such holder’s option, to require the Company to repurchase any or all of such holder’s Notes, on the date specified by the Company that is not less than 20 business days and not more than 35 business days after the date of the Company’s notice to holders of the occurrence of the Merger, such notice to be delivered within 20 business days of the Effective Time, at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the repurchase date (“Merger Repurchase Date”). Further pursuant, and subject, to the terms and conditions of the Indentures, all or any portion of a holder’s Notes may be surrendered for conversion at any time from or after the date that is 25 scheduled trading days prior to the anticipated Effective Time (or, if later, the business day after the Company gives holders notice of the Merger) until the Merger Repurchase Date.

The Company has made customary representations and warranties in the Merger Agreement.  The Company is also subject to customary covenants, including, among others, covenants (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not to engage in specified types of transactions during this period unless agreed to in writing by Parent, (iii) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and (iv) subject to certain exceptions, not to withdraw, amend or modify in a manner adverse to Parent the recommendation of the Board that the Company’s stockholders adopt the Merger Agreement.

Parent has made customary representations and warranties in the Merger Agreement.  Parent is also subject to customary covenants, including, among others, (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not to engage in specified types of transactions during this period unless agreed to in writing by the Company, (iii) to convene and hold a meeting of its shareholders for the purpose of obtaining the Parent Stockholder Approval and (iv) subject to certain exceptions, not to withdraw, amend or modify in a manner adverse to the Company the recommendation of the Parent Board that Parent’s shareholders vote in favor of the issuance of the Parent Common Stock issuable in connection with the Merger.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement under specified circumstances to accept an unsolicited superior proposal from a third party. The Merger Agreement provides that, upon termination of the Merger Agreement by the Company or Parent under specified circumstances (including termination by the Company to accept a superior proposal), a termination fee of $105,200,000 will be payable by the Company to Parent. The Company termination fee is also payable under certain other specified circumstances set forth in the Merger Agreement. Further, the Company has the right to terminate the Merger Agreement if the Parent Board fails to recommend that the shareholders of Parent vote in favor of the issuance of the Parent Common Stock issuable in connection with the Merger or if the Parent withdraws, amends or modifies such recommendation.  If the Company timely exercises its right to terminate the Merger Agreement after it obtains actual knowledge of such failure to recommend, or withdrawal, amendment or modification of such recommendation, a termination fee of $105,200,000 will be payable by Parent to the Company.  The Merger Agreement also provides that each party to the Merger Agreement may compel the other party or parties thereto to specifically perform its or their obligations under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2018, the Board approved and adopted an amendment to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”).  The Bylaw Amendment became effective on November 8, 2018.

The Bylaw Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” means claims, including claims in the right of the Company, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery, except for, as to each of (i) and (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided, however, if (and only if) the Court of Chancery declines to accept jurisdiction over a particular matter, the U.S. District Court for the District of Delaware shall be the sole and exclusive forum for all “internal corporate claims” unless the Company consents in writing to the selection of an alternative forum; provided, however, if (and only if) the U.S. District Court for the District of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) shall be the sole and exclusive forum for all “internal corporate claims” unless the Company consents in writing to the selection of an alternative forum.  If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 10.1

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On November 9, 2018, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of November 8, 2018, among Finisar Corporation, II-VI Incorporated and Mutation Merger Sub Inc.
3.1	Amendment to the Amended and Restated Bylaws of Finisar Corporation.
99.1	Press Release issued November 9, 2018

*                                         All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information and Where to Find It

In connection with the proposed acquisition of the Company by Parent pursuant to the terms of an Agreement and Plan of Merger by and among the Company, Parent and Merger Subsidiary, Parent will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Form S-4”) that will contain a proxy statement of the Company and a proxy statement and prospectus of Parent, which joint proxy statement/prospectus will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available.  Investors are urged to read the joint proxy statement/prospectus (including all amendments and supplements) because they will contain important information.  Investors may obtain free copies of the joint proxy statement/prospectus when it becomes available, as well as other filings containing information about the Company and Parent, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from the companies’ web sites at www.finisar.com and www.ii-vi.com.

Participants in Solicitation

The Company, Parent and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction.  Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on June 15, 2018, and the proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on July 26, 2018. Investors may obtain more detailed information regarding the direct and indirect interests of Parent, the Company and their respective executive officers and directors in the acquisition by reading the preliminary and definitive joint proxy statement/prospectus regarding the transaction, which will be filed with the SEC.

Forward Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties concerning Parent’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement.  In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of November 8, 2018, among Finisar Corporation, II-VI Incorporated and Mutation Merger Sub Inc.
3.1	Amendment to the Amended and Restated Bylaws of Finisar Corporation.
99.1	Press Release issued November 9, 2018

*                                         All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:                  November 9, 2018

FINISAR CORPORATION

By:	/s/ Michael E. Hurlston
Michael E. Hurlston
Chief Executive Officer
(Principal Executive Officer)